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                                   EXHIBIT 5.1





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      OPINION OF GREENBERG, TRAURIG, HOFFMAN, LIPOFF, ROSEN & QUENTEL, P.A.


                                                         May 7, 1997





RailAmerica, Inc.
301 Yamato Road, Suite 1190
Boca Raton, Florida 33431

Ladies and Gentlemen:


         We have acted as counsel for RailAmerica, Inc., a Delaware corporation (the "Company"), in connection with the Company's Amendment No. 2 to the Registration Statement on Form S-2 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, with respect to the Company's issuance of (i) 38,176 Units (the "Units"), consisting of 76,352 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), and 38,176 Class B Warrants (the "Warrants") and (ii) 49,629 shares (the "Warrant Shares") of Common Stock issuable upon the exercise of the Warrants. The Registration Statement also registers the proposed resale from time to time by the selling securityholders (the "Selling Securityholders") named therein of the Shares, Warrants and Warrant Shares (collectively, the "Securities"). The Units are issuable upon the exercise of certain unit purchase warrants (the "Unit Purchase Warrants") held by the Selling Securityholders.



         In connection with the preparation of the Registration Statement and this letter, we have examined, considered and relied upon the following documents (collectively, the "Documents"): the Registration Statement; the Unit Purchase Warrants issued to the Selling Securityholders; the terms of the Class B Warrants; the Company's Certificate of Incorporation (as amended) as filed with the Secretary of State of the State of Delaware; the Company's Bylaws and corporate minute book; a certificate of good standing of the Company issued on May 7, 1997, by the Secretary of State of the State of Delaware; and such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.


         In rendering the opinions set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to questions of fact material to the opinions hereinafter expressed, we have relied upon the representations and warranties of the Company made in the Documents.

         Based solely upon and subject to the Documents, and subject to the qualifications set forth below, we are of the opinion that the Securities have been duly authorized and when the Securities have been duly delivered against payment therefor, as contemplated in the Unit Purchase Warrants and pursuant to the terms of the Class B Warrants, the Securities will be validly issued, fully paid and nonassessable.

         Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                        Very truly yours,

                                        GREENBERG, TRAURIG, HOFFMAN, LIPOFF,
                                        ROSEN & QUENTEL, P.A.


                                        By:/s/Gary M. Epstein
                                           -------------------------------------
                                               Gary M. Epstein